CERTIFICATE OF AMENDMENT
                                OF
                    ARTICLES OF INCORPORATION
                                OF
                           NAVSAT, INC.

    NAVSAT, Inc., a Corporation organized and existing under and by virtue of the provisions of the General Corporation Act of the State of Nevada and the acts amendatory thereof and supplemental thereof, the Articles of Incorporation of which were filed in the office of the Secretary of State of Nevada on the 14th day of May 1919, does hereby certify:

    That at a regular meeting of the Board of Directors and Stockholders of said NAVSAT, Inc., duly held on December 20, 1975, resolutions were duly and unanimously adopted setting forth amendments to the Articles of Incorporation, to be effective at the discretion of the Board of Directors, as follows:

RESOLVES, that the recommendation of the Board of Directors to change the name of the corporation to LINCOLN DIVIDE INDUSTRIES, INC., and to leave the capitalization remain at 30,000,000 shares having a par value of ten cents per share remain and be, and the same is hereby approved. Therefore,

RESOLVED:                                                                 That
the following Article of Incorporation be changed to the following:

     Article I-The name of this Corporation shall be:

     LINCOLN DIVIDE INDUSTRIES, INC.

    In Witness whereof, said Lincoln Divide Mining Company, has caused its Corporate seal to be hereunto affixed and this Certificate to be signed by Gordon C. Niles and Beryl M. Niles, its President and Secretary, on this 2nd day of October, 1976.

                             LINCOLN DIVIDE INDUSTRIES, INC.
                                  (Formerly known as NAVSAT, Inc.)

                             By:/s/Gordon C. Niles
                             President
ATTEST:
/s/Beryl M. Niles
Secretary

    On this 5th day of October 1976, personally appearing before me, a Notary Public in and for the County of Clark, State of Nevada, Gordon C. Niles and Beryl M. Niles, known to be the President and Secretary of Lincoln Divide Mining Company, a Nevada Corporation described herein and who executed the foregoing Certificate of Amendment of Articles of said Corporation and who severally acknowledged to me that they executed the same freely and for the purpose therein mentioned.

    Witness my hand and official seal the day and year aforesaid.

                             /s/Doris H. Main
                             Notary Public in and for said
                   County and State